Exhibit 99.1

NEWS RELEASE
CONTACT: Kim Duncan Vice President, Investor Relations ir@cooperco.com	6140 Stoneridge Mall Road Suite 590 Pleasanton, CA 94588 925-460-3663 www.coopercos.com

THE COOPER COMPANIES ANNOUNCES FOURTH QUARTER

AND FULL YEAR 2016 RESULTS

PLEASANTON, Calif., December 8, 2016 — The Cooper Companies, Inc. (NYSE: COO) today announced financial results for the fiscal fourth quarter and full year ended October 31, 2016.

•	Fourth quarter revenue increased 14% year-over-year to $518.7 million. Fiscal 2016 revenue increased 9% to $1,966.8 million.

•	Fourth quarter GAAP earnings per share (EPS) $1.23, up 48 cents or 64% from last year’s fourth quarter. Fiscal 2016 GAAP EPS $5.59, up 35% from fiscal 2015.

•	Fourth quarter non-GAAP EPS $2.28, up 28 cents or 14% from last year’s fourth quarter. Fiscal 2016 non-GAAP EPS $8.44, up 13% from fiscal 2015. See “Reconciliation of Non-GAAP Results to GAAP Results” below.

Commenting on the results, Robert S. Weiss, Cooper’s president and chief executive officer said, “I am pleased to report record revenue and free cash flow for the year. We accomplished this through market share gains, a successful push into the 1-Day silicone hydrogel space, growth in our Biofinity® franchise and very strong year in our CooperSurgical business. We enter fiscal 2017 with momentum and are well positioned for sustained growth in each of our businesses going forward.”

Fourth Quarter GAAP Operating Results

•	Revenue $518.7 million, up 14% from last year’s fourth quarter, up 10% pro forma (defined as constant currency and including acquisitions in both periods).

•	Gross margin 57% compared with 56% in last year’s fourth quarter. Gross margin was positively impacted by currency and product mix. On a non-GAAP basis, gross margin was 64% compared with 64% last year.

•	Operating margin 14% compared with 9% in last year’s fourth quarter. The increase was primarily the result of gross margin improvements and operating expense leverage. On a non-GAAP basis, operating margin was 25% from 24% last year.

•	Total debt decreased $110.3 million from July 31, 2016, to $1,333.8 million, primarily due to operational cash flow generation and subsequent debt pay down.

•	Cash provided by operations $193.4 million and capital expenditures $35.3 million resulted in free cash flow of $158.1 million.

Fourth Quarter CooperVision (CVI) GAAP Operating Results

•	Revenue $411.7 million, up 10% from last year’s fourth quarter, up 11% in constant currency.

•	Revenue by category:

	(In millions) 4Q16	% of CVI Revenue 4Q16	%chg y/y	Constant Currency %chg y/y
Toric	$126.1	31%	14%	14%
Multifocal	42.6	10%	9%	10%
Single-use sphere	110.4	27%	17%	16%
Non single-use sphere, other	132.6	32%	2%	3%

Total	$411.7	100%	10%	11%

•	Revenue by geography:

	(In millions) 4Q16	% of CVI Revenue 4Q16	%chg y/y	Constant Currency %chg y/y
Americas	$168.1	41%	8%	8%
EMEA	155.7	38%	5%	12%
Asia Pacific	87.9	21%	27%	13%

Total	$411.7	100%	10%	11%

•	Gross margin 56% compared with 54% in last year’s fourth quarter. Gross margin was positively impacted primarily by currency and product mix. On a non-GAAP basis, gross margin was 65% from 64% last year.

Fourth Quarter CooperSurgical (CSI) GAAP Operating Results

•	Revenue $106.9 million, up 30% from last year’s fourth quarter, up 6% pro forma.

•	Revenue by category:

	(In millions) 4Q16	% of CSI Revenue 4Q16	%chg y/y	Pro forma %chg y/y
Office and surgical products	$54.6	51%	5%	5%
Fertility	52.3	49%	74%	8%

Total	$106.9	100%	30%	6%

•	Gross margin 60% compared with 62% in last year’s fourth quarter. Gross margin was negatively impacted primarily by acquisition related integration charges. On a non-GAAP basis, gross margin was 63% from 62% last year due to cost reduction efforts.

Fiscal Year 2016 GAAP Operating Results

•	Revenue $1,966.8 million, up 9.4% from fiscal 2015, up 7.3% pro forma.

•	CVI revenue $1,577.2 million, up 6.0% from fiscal 2015, up 7.5% in constant currency, and CSI revenue $389.6 million, up 26.0% from fiscal 2015, up 6.3% pro forma.

•	Gross margin 60% compared with 60% in fiscal 2015. Non-GAAP 63% compared with 63% in fiscal 2015.

•	Operating margin 16% compared with 13% in fiscal 2015. Non-GAAP 24% from 23% in fiscal 2015.

•	GAAP EPS $5.59, up 35% from fiscal 2015. Non-GAAP $8.44, up 13% from fiscal 2015.

•	Cash provided by operations $509.6 million and capital expenditures $152.6 million resulted in free cash flow of $357.0 million.

Fiscal Year 2017 Guidance

The Company initiated its fiscal year 2017 guidance. Details are summarized as follows:

•	Fiscal 2017 total revenue $2,090 - $2,130 million

•	CVI revenue $1,620 - $1,650 million

•	CSI revenue $470 - $480 million

•	Fiscal 2017 non-GAAP earnings per share $9.00 - $9.30

•	Fiscal first quarter 2017 total revenue $494 - $508 million

•	CVI revenue $383 - $393 million

•	CSI revenue $111 - $115 million

•	Fiscal first quarter 2017 non-GAAP earnings per share $1.78 - $1.88.

Non-GAAP earnings per share guidance excludes amortization of intangible assets and other costs including integration expenses which we may incur as part of our continuing operations.

With respect to the Company’s guidance expectations, the Company has not reconciled non-GAAP earnings per share guidance to GAAP earnings per share due to the inherent difficulty in forecasting acquisition-related, integration and restructuring charges and expenses, which are reconciling items between the non-GAAP and GAAP measure. Due to the unknown effect, timing and potential significance of such charges and expenses that impact GAAP earnings per share, the Company is not able to provide such guidance.

Reconciliation of GAAP Results to Non-GAAP Results

To supplement our financial results and guidance presented on a GAAP basis, we use non-GAAP measures that we believe are helpful in understanding our results. The non-GAAP measures exclude costs which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Our non-GAAP financial results and guidance are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Management uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning and forecasting for future periods. We believe it is useful for investors to understand the effects of these items on our consolidated operating results. Our non-GAAP financial measures include the following adjustments, and as appropriate, the related income tax effects and changes in income attributable to noncontrolling interests:

•	We exclude the effect of amortization of intangible assets from our non-GAAP financial results. Amortization of intangible assets will recur in future periods; however, the amounts are affected by the timing and size of our acquisitions.

•	We exclude the effect of acquisition related and integration expenses and the effect of restructuring expenses from our non-GAAP financial results. Such expenses generally diminish over time with respect to past acquisitions; however, we generally will incur similar expenses in connection with any future acquisitions. We incurred significant expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Many of these costs relate to our acquisition of Sauflon Pharmaceuticals Ltd. that closed in our fiscal fourth quarter of 2014. Acquisition related and integration expenses include items such as personnel costs for transitional employees, other acquired employee related costs and integration related professional services. Restructuring expenses include items such as employee severance, product rationalization, facility and other exit costs.

•	We exclude other exceptional or unusual charges or expenses. These can be variable and difficult to predict such as certain litigation expenses and are not what we consider as typical of our continuing operations. Investors should consider non-GAAP financial measures in addition to, and not as replacements for, or superior to, measures of financial performance prepared in accordance with GAAP.

•	We report revenue growth using the non-GAAP financial measure of pro forma which includes constant currency revenue and revenue from acquisitions in both periods. Management presents and refers to constant currency information so that revenue results may be evaluated excluding the effect of foreign currency rate fluctuations. To present this information, current period revenue for entities reporting in currencies other than the United States dollar are converted into United States dollars at the average foreign exchange rates for the corresponding period in the prior year. To report pro forma revenue growth, we include revenue for the comparison period when we did not own recently acquired companies.

We define the non-GAAP measure of free cash flow as cash provided by operating activities less capital expenditures. We believe free cash flow is useful for investors as an additional measure of liquidity because it represents cash flows that are available for repayment of debt, repurchases of our common stock or to fund our strategic initiatives. Management uses free cash flow internally to understand, manage, make operating decisions and evaluate our business. In addition, we use free cash flow to help plan and forecast future periods.

THE COOPER COMPANIES, INC. AND SUBSIDIARIES

Reconciliation of Selected GAAP Results to Non-GAAP Results

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended October 31,
	2016 GAAP	Adjustment		2016 Non-GAAP	2015 GAAP	Adjustment		2015 Non-GAAP

Cost of sales	$222,678	$(37,651	) A	$185,027	$202,227	$(37,866	) A	$164,361
Selling, general and administrative expense	$189,131	$(3,535	) B	$185,596	$179,643	$(13,621	) B	$166,022
Research and development expense	$17,941	$(283	) C	$17,658	$18,360	$(2,383	) C	$15,977
Amortization of intangibles	$14,723	$(14,723	) D	$—	$13,053	$(13,053	) D	$—
Other expense (income), net	$9	$(127	) E	$(118)	$1,046	—		$1,046
Provision for (benefit from) income taxes	$8,357	$4,565	F	$12,922	$(588)	$5,063	F	$4,475
Net (loss) income attributable to noncontrolling interest	$(14)	$—		$(14)	$336	$19		$355
Diluted earnings per share attributable to Cooper stockholders	$1.23	$1.05		$2.28	$0.75	$1.25		$2.00

A	Our fiscal 2016 GAAP cost of sales includes $33.5 million of charges primarily for equipment and product rationalization and related integration costs arising from the acquisition of Sauflon, $1.4 million of facility start-up costs in CooperVision; and $2.8 million of integration costs in CooperSurgical. Our fiscal 2015 GAAP cost of sales included $34.8 million of charges primarily for product and equipment rationalization arising from the acquisition of Sauflon, $2.9 million of facility start-up costs in CooperVision; and $0.2 million of severance costs in CooperSurgical.
B	Our fiscal 2016 GAAP selling, general and administrative expense includes $3.5 million in charges primarily related to acquisition and integration activities in CooperSurgical. Our fiscal 2015 GAAP selling, general and administrative expense includes $13.6 million in charges primarily for CooperVision’s integration and restructuring activities related to the acquisition of Sauflon and severance costs in CooperSurgical.
C	Our fiscal 2016 GAAP research and development expense includes $0.3 million primarily for severance costs related to integration and restructuring activities. Our fiscal 2015 GAAP research and development expense includes $2.4 million of equipment rationalization related to integration and restructuring activities.
D	Amortization expense was $14.7 million and $13.1 million for the fiscal 2016 and 2015 periods, respectively.
E	These amounts represent the loss on foreign exchange forward contracts related to an acquisition.
F	These amounts represent the increases in the provision for income taxes that arise from the impact of the above adjustments.

THE COOPER COMPANIES, INC. AND SUBSIDIARIES

Reconciliation of Selected GAAP Results to Non-GAAP Results

(In thousands, except per share amounts)

(Unaudited)

	Twelve Months Ended October 31,
	2016 GAAP	Adjustment		2016 Non-GAAP	2015 GAAP	Adjustment		2015 Non-GAAP

Cost of sales	$793,735	$(69,562	) A	$724,173	$726,798	$(70,330	) A	$656,468
Selling, general and administrative expense	$722,798	$(24,145	) B	$698,653	$712,543	$(51,489	) B	$661,054
Research and development expense	$65,411	$(357	) C	$65,054	$69,589	$(4,600	) C	$64,989
Amortization of intangibles	$60,790	$(60,790	) D	$—	$51,459	$(51,459	) D	$—
Other expense, net	$2,257	$(1,011	) E	$1,246	$3,083	$—		$3,083
Provision for income taxes	$20,699	$15,703	F	$36,402	$10,341	$15,505	F	$25,846
Net income attributable to noncontrolling interest	$1,017	$55		$1,072	$1,621	$137		$1,758
Diluted earnings per share attributable to Cooper stockholders	$5.59	$2.85		$8.44	$4.14	$3.30		$7.44

A	Our fiscal 2016 GAAP cost of sales includes $58.9 million of charges primarily for equipment and product rationalization and related integration costs arising from the acquisition of Sauflon, $6.3 million of facility start-up costs in CooperVision, and $4.4 million of integration costs in CooperSurgical. Our fiscal 2015 GAAP cost of sales includes $61.6 million of charges primarily for product and equipment rationalization arising from the acquisition of Sauflon, $8.0 million of facility start-up costs in CooperVision; and $0.7 million of severance costs in CooperSurgical.
B	Our fiscal 2016 GAAP selling, general and administrative expense includes $12.8 million in charges primarily for acquisition related integration and restructuring activities in our CooperVision business, and $11.3 million of acquisition and integration costs in CooperSurgical. Our fiscal 2015 GAAP selling, general and administrative expense includes $31.7 million in charges for CooperVision’s integration and restructuring activities related to the acquisition of Sauflon; and acquisition and severance costs in our CooperSurgical fertility business. Our fiscal 2015 GAAP selling, general and administrative expense also includes $19.8 million for the litigation settlement and legal costs.
C	Our fiscal 2016 GAAP research and development expense includes $0.4 million primarily for severance costs related to integration and restructuring activities. Our fiscal 2015 GAAP research and development expense includes $4.6 million of severance costs and equipment rationalization related to integration and restructuring activities.
D	Amortization expense was $60.8 million and $51.5 million for the fiscal 2016 and 2015 periods, respectively.
E	Our fiscal 2016 other expense, net, includes costs related to debt extinguishment and foreign exchange forward contracts related to an acquisition.
F	These amounts represent the increases in the provision for income taxes that arise from the impact of the above adjustments.

Conference Call and Webcast

The Company will host a conference call today at 5:00 PM ET to discuss its fiscal fourth quarter and full year 2016 financial results and current corporate developments. The live dial-in number for the call is 855-643-4430 (U.S.) / 707-294-1332 (International). The participant passcode for the call is “Cooper”. A simultaneous webcast of the call will be available through the “Investor Relations” section of The Cooper Companies’ website at http://investor.coopercos.com and a transcript of the call will be archived on this site for a minimum of 12 months. A recording of the call will be available beginning at 8:00 PM ET on December 8, 2016 through December 15, 2016. To hear this recording, dial 855-859-2056 (U.S.) / 404-537-3406 (International) and enter code 266737 (Cooper).

About The Cooper Companies

The Cooper Companies, Inc. (“Cooper”) is a global medical device company publicly traded on the NYSE (NYSE:COO). Cooper is dedicated to being A Quality of Life Company™ with a focus on delivering shareholder value. Cooper operates through two business units, CooperVision and CooperSurgical. CooperVision brings a refreshing perspective on vision care with a commitment to developing a wide range of high-quality products for contact lens wearers and providing focused practitioner support. CooperSurgical is committed to advancing the health of families with its diversified portfolio of products and services focusing on women’s health, fertility and diagnostics. Headquartered in Pleasanton, CA, Cooper has more than 10,000 employees with products sold in over 100 countries. For more information, please visit www.coopercos.com.

Forward-Looking Statements

This earnings release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Statements relating to guidance, plans, prospects, goals, strategies, future actions, events or performance and other statements which are other than statements of historical fact, including our 2017 Guidance and all statements regarding acquisitions including the acquired companies’ financial position, market position, product development and business strategy, expected cost synergies, expected timing and benefits of the transaction, difficulties in integrating entities or operations, as well as estimates of our and the acquired entities’ future expenses, sales and earnings per share are forward looking. In addition, all statements regarding anticipated growth in our revenue, anticipated effects of any product recalls, anticipated market conditions, planned product launches and expected results of operations and integration of any acquisition are forward-looking. To identify these statements look for words like “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” and similar words or phrases. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties.

Among the factors that could cause our actual results and future actions to differ materially from those described in forward-looking statements are: adverse changes in the global or regional general business, political and economic conditions, including the impact of continuing uncertainty and instability of certain countries that could adversely affect our global markets, and the potential adverse economic impact and related uncertainty caused by the United Kingdom’s election to withdraw from the European Union; foreign currency exchange rate and interest rate fluctuations including the risk of fluctuations in the value of foreign currencies that would decrease our revenues and earnings; acquisition-related adverse effects including the failure to successfully obtain the anticipated revenues, margins and earnings benefits of acquisitions, integration delays or costs and the requirement to record significant adjustments to the preliminary fair value of assets acquired and liabilities assumed within the measurement period, required regulatory approvals for an acquisition not being obtained or being delayed or subject to conditions that are not anticipated, adverse impacts of changes to accounting controls and reporting procedures, contingent liabilities or indemnification obligations, increased leverage and lack of access to available financing (including financing for the acquisition or refinancing of debt owed by us on a timely basis and on reasonable terms); our indebtedness and associated interest expense could adversely affect our financial health, prevent us from fulfilling our debt obligations or limit our ability to borrow additional funds; a major disruption in the operations of our manufacturing, research and development or distribution facilities, due to technological problems, including any related to our information systems maintenance, enhancements, or new system deployments and integrations, integration of acquisitions, natural disasters, or other causes; changes in tax laws or their interpretation and changes in statutory tax rates; disruptions in supplies of raw materials, particularly components used to manufacture our silicone hydrogel lenses; new U.S. and foreign government laws and regulations, and changes in existing laws, regulations and enforcement guidance, which affect the health care industry, including the contact lens industry and the medical device industry; compliance costs and potential liability in connection with U.S. and foreign laws and health care regulations pertaining to privacy and security of third party information, including product recalls, warning letters, and data security breaches; legal costs, insurance expenses, settlement costs and the risk of an adverse decision, prohibitive injunction or settlement related to product liability, patent infringement or other litigation; limitations on sales following product introductions due to poor market acceptance; new competitors, product innovations or technologies; reduced sales, loss of customers and costs and expenses related to recalls; failure to receive, or delays in receiving, U.S. or foreign regulatory approvals for products; failure of our customers and end users to obtain adequate coverage and reimbursement from third party payors for our products and services; the requirement to provide for a significant liability or to write off, or accelerate depreciation on, a significant asset, including goodwill, and idle manufacturing facilities and equipment; the success of our research and development activities and other start-up projects; dilution to earnings per share from acquisitions or issuing stock; changes in accounting principles or estimates; environmental risks; and other events described in our Securities and Exchange Commission filings, including the “Business” and “Risk Factors” sections in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015, as such Risk Factors may be updated in quarterly filings.

We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

THE COOPER COMPANIES, INC. AND SUBSIDIARIES

Consolidated Condensed Balance Sheets

(In thousands)

(Unaudited)

	October 31, 2016	October 31, 2015

ASSETS

Current assets:
Cash and cash equivalents	$100,817	$16,426
Trade receivables, net	291,370	282,918
Inventories	417,696	419,692
Deferred tax assets	47,103	41,731
Other current assets	77,472	80,661

Total current assets	934,458	841,428

Property, plant and equipment, net	877,672	967,097
Goodwill	2,164,748	2,197,077
Other intangibles, net	441,086	411,090
Deferred tax assets	6,107	4,510
Other assets	51,847	38,662

	$4,475,918	$4,459,864

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Short-term debt	$226,325	$243,803
Other current liabilities	310,130	324,979

Total current liabilities	536,455	568,782

Long-term debt	1,107,448	1,105,408
Deferred tax liabilities	37,532	31,016
Other liabilities	94,448	80,754

Total liabilities	1,775,883	1,785,960

Total Cooper stockholders’ equity	2,699,867	2,667,509
Noncontrolling interests	168	6,395

Stockholders’ equity	2,700,035	2,673,904

	$4,475,918	$4,459,864

THE COOPER COMPANIES, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended October 31,		Year Ended October 31,
	2016	2015	2016	2015
Net sales	$518,654	$455,536	$1,966,814	$1,797,060
Cost of sales	222,678	202,227	793,735	726,798

Gross profit	295,976	253,309	1,173,079	1,070,262
Selling, general and administrative expense	189,131	179,643	722,798	712,543
Research and development expense	17,941	18,360	65,411	69,589
Amortization of intangibles	14,723	13,053	60,790	51,459

Operating income	74,181	42,253	324,080	236,671
Interest expense	5,321	4,780	26,190	18,103
Other expense, net	9	1,046	2,257	3,083

Income before income taxes	68,851	36,427	295,633	215,485
Provision for (benefit from) income taxes	8,357	(588)	20,699	10,341

Net income	60,494	37,015	274,934	205,144
Less: net (loss) income attributable to noncontrolling interests	(14)	336	1,017	1,621

Net income attributable to Cooper stockholders	$60,508	$36,679	$273,917	$203,523

Diluted earnings per share attributable to Cooper stockholders	$1.23	$0.75	$5.59	$4.14

Number of shares used to compute earnings per share attributable to Cooper stockholders	49,281	49,177	49,026	49,179

Soft Contact Lens Revenue Update

Worldwide Manufacturers’ Soft Contact Lens Revenue

(U.S. dollars in millions; constant currency; unaudited)

	Calendar 3Q16			Trailing Twelve Months 2016
		Market	CVI		Market	CVI
	Market	Change	Change	Market	Change	Change
Sales by Modality
Single-use	$910	8%	12%	$3,365	10%	14%
Other	970	(4%)	3%	3,870	(1%)	5%

WW Soft Contact Lenses	$1,880	1%	6%	$7,235	3%	8%

Sales by Geography
Americas	$805	(3%)	3%	$3,100	1%	5%
EMEA	530	7%	8%	2,030	6%	8%
Asia Pacific	545	3%	9%	2,105	4%	14%

WW Soft Contact Lenses	$1,880	1%	6%	$7,235	3%	8%

Note: This data is compiled using gross product sales.

Source: Management estimates and independent market research

COO-E

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